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                                                                      EXHIBIT 21

                      ROSTER OF SUBSIDIARIES OF THE COMPANY


Pier 1 Assets, Inc., a Delaware corporation

   New Cargo Furniture, Inc., a Delaware corporation

   Pier 1 Licensing, Inc., a Delaware corporation

      Pier 1 Imports (U.S.), Inc., a Delaware corporation

         Pier 1 Funding, LLC, a Delaware limited liability company

         Pier 1 Value Services, LLC, a Virginia limited liability company

         Pier Lease, Inc., a Delaware corporation

         Pier-SNG, Inc., a Delaware corporation

         PIR Trading, Inc., a Delaware corporation

            Pier International Limited, a Hong Kong private company

            Pier Alliance Ltd., a Bermuda company

            The Pier Retail Group Limited, a United Kingdom company

               The Pier (Retail) Limited, a United Kingdom company

                  Pier Direct Limited, a United Kingdom company

         Pier-FTW, Inc., a Delaware corporation

         Pacific Industrial Properties, Inc., a Texas corporation

         Pier Group, Inc., a Delaware corporation

      Pier 1 Holdings, Inc., a Delaware corporation

         Pier 1 Services Company, a Delaware statutory trust

   Pier 1 National Bank, a national banking association